Exhibit 10.1
CRAWFORD & COMPANY
2016 OMNIBUS STOCK AND INCENTIVE PLAN
(As Amended and Restated Effective May 13, 2022)
1.   Establishment; Effective Date; Duration.
(a)   Establishment.   Crawford & Company originally adopted the Crawford & Company 2016 Omnibus Stock and Incentive Plan (the “Plan”), effective as of May 11, 2016. This amendment and restatement of the Plan was approved by the Board on February 10, 2022, subject to stockholder approval, and will become effective only upon stockholder approval (the date of such stockholder approval, the “Effective Date”). The Plan, as so amended and restated, increases the number of shares available under the Plan from 6,500,000 to 10,500,000 shares of Class A Common Stock of the Company and removes obsolete tax related language.
(b)   Duration.   Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 20 hereof, the Plan shall remain in effect until the earlier of (a) the date all shares of Common Stock subject to the Plan have been purchased or acquired according to the Plan’s provisions or (b) the fifth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date, but Awards granted prior to the termination date shall remain outstanding in accordance with their terms.
2.   Purpose.
The purpose of the Plan is to promote the interests of the Company and its stockholders by aligning the long-term financial interests of selected employees and service providers of the Company and its Subsidiaries with those of the Company’s stockholders. The Plan is designed to enable the Company to attract, motivate and retain key employees and service providers by providing competitive compensation opportunities and incentives for contributing to the long-term performance and success of the Company and its Subsidiaries.
3.   Definitions.
For purposes of this Plan:
(a)   “Award” shall mean an Option, SAR or Stock Award granted under the Plan.
(b)   “Award Agreement” shall mean either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of an Award. Award Agreements, as well as any related documents (such as a prospectus or beneficiary designation form), may be delivered, signed and returned in electronic or paper form.
(c)   “Board” shall mean the Board of Directors of the Company.
(d)   “Cause” shall mean, unless otherwise provided in an Award Agreement, (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any affiliated entity; (iv) a plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude; (v) a material breach by the Participant of the Participant’s obligations under any employment or similar agreement entered into between the Participant and the Company or any affiliated entity; or (vii) a material breach by the Participant of or a failure to conform to the Company’s written policies or procedures.
(e)   “Change in Control” shall mean, unless otherwise provided in an Award Agreement, a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all within the meaning of Section 409A of the Code. As a general overview, Section 409A’s definition of these terms is as follows:
(i)   The date any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50 percent of the total voting power or Fair Market Value of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total voting power or total fair market value of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company.
(ii)   The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company.
(iii)   The date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
(iv)   The date a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.
To the extent that an Award Agreement specifies that a different event constitutes a Change in Control, such event must involve the actual consummation of a change in the ownership of the stock or assets of the Company or a Subsidiary or a similar transaction or event; by way of an example, the announcement of a tender offer or approval of a transaction that is not completed shall not constitute a Change in Control.
(f)   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(g)   “Committee” shall mean the Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish. Such Committee shall be composed of not fewer than two (2) directors of the Company, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and, furthermore, the composition of the Committee shall satisfy the requirements of any stock exchange on which the Common Stock is listed.
(h)   “Common Stock” shall mean the Class A common stock of the Company.
(i)   “Company” shall mean Crawford & Company, a Georgia corporation, and any successor to such corporation.
(j)   “Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iii).
(k)   “Designated Beneficiary” shall mean the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require or permit.
(l)   “Disability” shall, unless otherwise provided in an Award Agreement, mean that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three

(3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.
(m)   “Effective Date” shall have the meaning set forth in Section 1(a).
(n)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.
(o)   “Fair Market Value” shall mean, with respect to Common Stock or other property, the fair market value of such Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided that, in the case of an Option or SAR, Fair Market Value shall be determined in compliance with Section 409A of the Code.
(p)   “ISO” shall mean an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(q)   “Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.
(r)   “Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(s)   “Participant” shall mean an employee of the Company or a Subsidiary, or other individual performing services for the Company or a Subsidiary, who has been selected by the Committee to participate and granted an Award under the Plan.
(t)   “Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures or goals established or approved by the Committee in its sole discretion, from time to time. As examples, such Performance Criteria may include measures or goals based, without limitation, on one or more of the following:
(i)
return on stockholder equity;

(ii)
earnings per share of Company stock;

(iii)
net income (before or after taxes);

(iv)
earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

(v)
sales or revenues (including sales or revenues from specified sources within the business);

(vi)
return on assets, capital or investment;

(vii)
stock price;

(viii)
total shareholder return;

(ix)
market share;

(x)
cash flow (including operating cash flow and free cash flow);

(xi)
gross or net profit margin;

(xii)
workdays outstanding in total billed and unbilled accounts receivable (i.e., “Total A/R” or “DSO”);

(xiii)
economic value added;

(xiv)
achievement of cost reduction goals;

(xv)
implementation or completion of critical transactions, projects or processes;

(xvi)
achievement of strategic goals;

(xvii)
growth and/or performance of the Company’s sales force;

(xviii)
operating service goals;

(xix)
client satisfaction goals;

(xx)
individual performance goals; and

(xxi)
any combination of, or a specified increase in, any of the foregoing.

The Performance Criteria may, without limitation, be based upon the attainment of specified levels of performance under one or more performance measures during a Performance Period, relative to performance in prior periods, relative to pre-established targets, or relative to the performance of other entities (or indices covering multiple entities). With respect to any Award, the Committee in its sole discretion may designate additional criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee may make equitable adjustments to the Performance Criteria in recognition of any unusual or non-recurring events affecting the Company or any Subsidiary (or division or business unit thereof) or the financial statements of the Company or any Subsidiary, in the Committee’s sole discretion, including without limitation, in response to changes in applicable laws or regulations, related to changes in accounting principles, as a result of litigation, claims or settlements, to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to acquisition(s) or divestiture(s) or any reorganization or restructuring events or programs, as applicable.
(u)   “Plan” shall mean this Crawford & Company 2016 Omnibus Stock and Incentive Plan, as herein amended and restated.
(v)   “Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(ii).
(w)   “SAR” shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).
(x)   “Section 16(a) Officer” shall mean a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
(y)   “Separation from Service” shall have the meaning set forth in Section 409A of the Code and Treas. Reg. Section 1.409A-1(h).
(z)   “Specified Employee” shall have the meaning set forth in Section 409A of the Code.
(aa)   “Stock Award” shall have the meaning set forth in Section 7(c)(i).
(bb)   “Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(v).
(cc)   “Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv).

(dd)   “Subsidiary” shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly (i) a proprietary interest of more than 50 percent by reason of stock ownership or otherwise, or (ii) has effective control for consolidation purposes.
4.   Administration.
(a)   Committee Authority.   The Committee shall have full and exclusive power to administer and interpret the Plan and Award Agreements, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the types of Awards to be granted under the Plan; (ii) select Award recipients and determine the amounts and size of Awards; (iii) determine whether Performance Criteria shall apply to Awards; (iv) determine the extent to which Performance Criteria were achieved; and (vi) establish all other terms, conditions, and limitations applicable to Awards. Except as otherwise provided in an Award Agreement, the Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Section 4(e) of the Plan and Section 409A of the Code (to the extent applicable).
(b)   Administration of the Plan.   The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify the forms of Award Agreements, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants and beneficiaries.
(c)   Delegation of Authority.   To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan including, without limitation, selection of Participants and granting of Awards; provided, however, that selection of Participants or granting of Awards with respect to individuals who are Section 16(a) Officers may not be delegated.
(d)   Authority of the Board.   Subject to any authority vested in the Committee to satisfy applicable legal, regulatory or stock exchange requirements (such as any authority to be exercised by a committee of nonemployee directors pursuant to Rule 16b-3 under the Exchange Act), the authority granted to the Committee may be exercised by the full Board and, to the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(e)   Prohibition Against Repricing.   Except as set forth in Section 6(e) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options and SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
(f)   Limitation of Liability.   Each member of the Committee and the Board, and any person to whom authority or duties are delegated hereunder, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company, the Board or the Committee to assist in the administration of the Plan. No member of the Board or Committee, nor any person to whom authority or duties are delegated hereunder, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
5.   Eligibility and Participation.
(a)   Eligibility.  Subject to Section 7 hereof, the Committee shall determine, in its sole discretion, who shall become a Participant and be granted Awards under the Plan.

(b)   Participation Outside of the United States.    In order to facilitate the granting of Awards to employees or other service providers who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect.
6.   Available Shares of Common Stock.
(a)   Shares Subject to the Plan.   Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares of Common Stock may consist of shares purchased in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards shall not exceed ten million five hundred thousand (10,500,000) shares of Common Stock.
(b)   Forfeited and Expired Awards; Reversion of Shares to the Share Reserve.   Awards (or a portion of an Award) made under the Plan which, at any time, are forfeited, unearned, expire or are canceled or settled without issuance of shares of Common Stock shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with Option exercise proceeds; or (iv) covered by a SAR (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).
(c)   Other Items Not Included in Allocation.   The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash.
(d)   Other Limitations on Shares that May be Granted under the Plan.   The aggregate number of shares of Common Stock that may be granted as ISOs under this Plan shall not exceed one million, five hundred thousand (1,500,000) shares, subject to Section 6(e). During any calendar year, grants to any one Participant may not exceed the following annual Award limits: (i) the maximum number of shares of Common Stock subject to Options and SARs that may be granted to a Participant shall be two hundred fifty thousand (250,000); (ii) the maximum number of Stock Awards not conditioned on attainment of Performance Criteria that may be granted to a Participant shall be two hundred fifty thousand (250,000); and (iii) the maximum number of Stock Awards conditioned on attainment of Performance Criteria that may be granted to a Participant shall be two hundred fifty thousand (250,000); all subject to Section 6(e).
(e)   Adjustments.   Except as otherwise provided in an Award Agreement,
(i)
Change in Capitalization.   In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of shares of Common

Stock that may be issued under the Plan as set forth in Section 6(a) and to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d).
(ii)
Other Events/Transactions.  In the event of (i) any transaction or event described above in Section 6(e)(i), the Committee shall, or (ii) any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, the Committee may, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award (subject to the limitation contained in Section 4(e)), and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria.

(iii)
Committee Authority.  Adjustments under this Section 6(e) will be made by the Committee, whose determinations as to what adjustments will be made and how such adjustments will be made will be final, binding and conclusive. Without limiting the foregoing, in connection with a transaction described above in Section 6(e)(i) the Committee may, in its discretion, provide for the assumption or substitution of, or adjustments to, outstanding Awards, accelerate the vesting of Awards or terminate restrictions on Awards, and provide for cancellation of Awards for a cash payment to the Participant (or, for Awards that are out-of-the-money, for no payment or other consideration). No fractional shares of Common Stock will be issued under the Plan on account of any such adjustment.

(iv)
Limitations on Adjustments.  Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 6(e) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.

7.   Awards Under The Plan.
Awards under the Plan may be granted in the Committee’s discretion as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.
(a)   Options.  Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.
(i)
Exercise Price.  The Committee shall determine the exercise price per share for each Option, which shall not be less than 100 percent of the Fair Market Value of the Common Stock for which the Option is exercisable at the time of grant.

(ii)
Exercise of Options.  Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares of Common Stock issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. Unless otherwise provided in an Award Agreement, when only a portion of an Option is being exercised, such partial exercise must be made with respect to not less than 50 shares of Common Stock (or, if less, the total number of shares of Common Stock subject to such Option that remain unexercised).

(iii)
Method of Exercise.  The exercise of an Option shall be made by giving notice in the manner and to the person designated by the Committee, or pursuant to such other procedure as the Committee may, in its sole discretion, approve, specifying the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment therefor. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time, which may include without limitation: (1) a cash payment; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Fair Market Value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) a combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between (x) the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or canceled.

(iv)
ISOs.   The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted, but (x) only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a “subsidiary” (as such term is defined in Section 424(f) of the Code), and (y) only within ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders.

(1)
ISO Grants to 10% Stockholders.  Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a “subsidiary” (as such term is defined in Section 424(f) of the Code), the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Fair Market Value (at the time of grant) of the Common Stock subject to the Option.

(2)
$100,000 Per Year Limitation for ISOs.  To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)
Disqualifying Dispositions.  Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any shares of Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Stock before the later of (i) two years after the time of grant of the ISO and (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(v)
Termination of Options.  Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option, or at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the Option, shall lapse and terminate, and shall not be exercisable by the Participant or any other person, unless otherwise provided for in the Award Agreement.
(b)   Stock Appreciation Rights.  A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which shall be no less than 100 percent of the Fair Market Value of the same number of shares at the time the SAR was granted. SARs shall expire after such period, not to exceed 10 years, as may be determined by the Committee. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an individual to whom an Option could be granted under the Plan.
(i)
Exercise of SARs.  Upon satisfaction of the applicable conditions related to vesting and exercisability, as determined by the Committee, SARs may be exercised pursuant to such procedure, and subject to such terms and conditions, as the Committee may, in its sole discretion, approve.

(ii)
Termination of SARs.  Any SAR or portion thereof that is not vested or that has not been exercised, at the end of the term of the SAR or at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the SAR, shall lapse and terminate and shall not be exercisable by the Participant or any other person, unless otherwise provided for in the Award Agreement.

(c)   Stock Awards.
(i)
Form of Awards.  The Committee may grant Awards that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares or the value of shares of Common Stock (“Stock Awards”), including without limitation Restricted Stock, Deferred Stock, Stock Units and Stock Payments. Stock Awards shall be subject to such terms, conditions (including without limitation service-based and performance-based vesting conditions), restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time.

(ii)
Restricted Stock.  Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.

(iii)
Deferred Stock.  Subject to Section 409A of the Code to the extent applicable, Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(iv)
Stock Units.  A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(v)
Stock Payment.  If not prohibited by applicable law, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment may be granted as, or in payment of, a bonus or similar payment, including without limitation to provide incentives or recognize special achievements or contributions.
(vi)
Termination of Stock Awards.  Any Stock Award or portion thereof that is not vested at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the Stock Award, shall lapse and terminate, unless otherwise provided for in the Award Agreement.

8.   Forfeiture for Cause or Breach of Terms; Additional Documents.
(a)   Forfeiture for Cause or Breach of Terms.  Unless otherwise expressly provided in an Award Agreement, if the Committee determines that a Participant has committed an act(s) or otherwise been involved in conduct constituting Cause, or if the Participant fails to satisfy any of the terms or conditions of this Plan or the Award Agreement, or otherwise breaches the terms of any documents or agreements related to this Plan (including without limitation a failure or refusal to execute timely any agreement that may be required under Section 8(b) of this Plan, or a breach of the terms of any such agreement), in either case whether any such act, conduct or breach occurred in the past, and whether any such act, conduct or breach occurred during such Participant’s employment with the Company or a Subsidiary or thereafter, all of such Participant’s Awards, both vested and nonvested, and any amounts otherwise remaining payable to a Participant under the Plan, shall be forfeited.
(b)   Additional Documents.  The Committee may impose as a condition of a grant of an Award that a Participant must execute such document(s) as the Committee may consider necessary or advisable. Without limiting the foregoing, Participants may be required to execute a restrictive covenant agreement by which the Participant shall be restricted, during employment and/or for a period of time after the Participant’s employment terminates, from soliciting customers or employees of the Company or its Subsidiaries, from otherwise competing with the Company or its Subsidiaries, and/or from using or disclosing certain information of the Company or its Subsidiaries. The terms of any such agreement shall be specified by the Committee and different terms may apply to different Participants, and all such terms shall be determined in the sole discretion of the Committee.
9.   Dividends and Dividend Equivalents.
The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents, as applicable; provided that, except as expressly provided in an Award Agreement, no Award granted under this Plan shall provide for payment of dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including without limitation reinvestment in additional shares of Common Stock or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Stock Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.
10.   Voting.
The Committee shall determine whether a Participant shall have the right to control the vote of shares of Common Stock allocated to a Stock Award. Except to the extent otherwise provided in a Participant’s Restricted Stock Award Agreement, Participants holding shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those shares of Common Stock during the restriction period.

11.   Payments and Deferrals; Section 409A of the Code.
(a)   Payment Form.  Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose.
(b) Delays; Deferrals.  The Committee may (i) postpone the exercise of Options or SARs (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, and (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents.
(c)   Section 409A of the Code.  Notwithstanding anything to the contrary herein, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action, including without limitation any action described in Section 11(b), unless it determines that such action will not result in adverse tax consequences under Section 409A of the Code. Additionally, with respect to any Award subject to Section 409A of the Code:
(i)   If the Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made no sooner than the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).
(ii)   If the Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, unless otherwise provided in an Award Agreement. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Treas. Reg. Section 1.409A-2(b)(2)(iii).
12.   Nontransferability.
Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.
13.   Change of Control.
In the Committee’s sole discretion, an Award Agreement providing for treatment of Awards may, but is not required to, include special terms applicable in the event of a Change in Control.
14.   Award Agreements.
Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.
15.   Tax Withholding.
Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may reduce the number of shares of Common Stock actually delivered to the Participant, or may permit shares of Common Stock to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law, or such greater amount of withholding as the Committee shall determine from time to time, and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.
16.   Other Benefit and Compensation Programs.
Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.
17.   Unfunded Plan.
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person any right, title, or interest in any assets of the Company.
18.   Rights as a Stockholder.
Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.
19.   Future Rights.
No individual shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of employees or others under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any individual any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of employees or others at any time, free from any claim or liability under the Plan.
20.   Amendment; Termination.
(a)   Amendment and Termination.  The Plan and any Award Agreement may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of individuals eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, (vi) delete or limit the prohibition against repricing contained in Section 4(e), or (vii) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted). Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 20(b), no termination, suspension or amendment of the Plan or any Award Agreement shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.
(b)   Section 409A of the Code.  The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided that, any such amendment or modification of an Award made pursuant to this Section 20(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 20(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 20(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.
21.   Clawbacks.
Participants shall be required to forfeit or reimburse the Company with respect to any Award granted under the Plan to the extent required by any clawback or recoupment policy of the Company now in effect or as may be adopted by the Company from time to time as required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law or deemed appropriate by the Board.
22.   Successors and Assigns.
The Plan and any applicable Award Agreement shall be binding upon, and inure to the benefit of, the Company and the Participant and their respective heirs, executors, administrators, successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under the Plan or an Award Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, and the Award Agreement provides that such rights are not forfeited and cancelled upon the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan or an Award Agreement. If, in such a circumstance, a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement and before the complete distribution of benefits to the Designated Beneficiary under this Plan, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

23.   Governing Law; Severability.
The Plan and all agreements (including without limitation Award Agreements) entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Georgia. If any provision of the Plan or other agreement (including without limitation Award Agreements) is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan and such agreement will continue to be fully effective.
24.   Section 409A of the Code.
The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.
25.   No Liability With Respect to Tax Qualification or Adverse Tax Treatment.
Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including without limitation Section 409A of the Code.